Exhibit 99.1

Jan 29, 2013

NASDAQ OMX Announces Strategic Alignment of Global Data and Index Businesses

NEW YORK, Jan. 29, 2013 (GLOBE NEWSWIRE) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ) today announced the company will combine its Global Data Products and Global Index businesses. The combination will enable greater customer focus and leverage of NASDAQ OMX’s scalable technology, product innovation and robust distribution channels. The new business will be led by John L. Jacobs, Executive Vice President of NASDAQ OMX, and operate under the name Global Information Services.

“Combining these business areas allows us to better take advantage of the sweet spot they inherently both share: distribution of data and the delivery of innovative products that provide market insight and transparency,” said Bob Greifeld, President and CEO, NASDAQ OMX. “In addition, our product development and strategic expertise will enable us to broaden this offering as we strive to become one of the top global information providers in the financial services industry.”

Currently, Global Data Products delivers historical and real-time market data to 2.5 million financial professionals and individual investors in 83 countries worldwide. NASDAQ OMX has been creating innovative and transparent indexes since 1971. Today, there are over 7,000 products based on NASDAQ OMX indexes, spanning different geographies and asset classes with nearly $1 trillion in notional value.

NASDAQ OMX intends to treat the combined Global Data Products and Global Index businesses as a separate reporting segment effective January 1, 2013. The business unit will represent approximately 20% of NASDAQ OMX’s total annual revenues.

“Indexes and data continue to represent a significant opportunity for us, and our customers span virtually every segment of the financial services industry,” said Mr. Jacobs. “More importantly, the combined business unit will enable us to leverage the recent technology investments and improvements we have made in these areas to deliver more data and indexes faster, across more asset classes, and at lower cost than ever before.”

Mr. Jacobs previously oversaw the Global Index Group and was Chief Marketing Officer for NASDAQ OMX since 2003. As part of the transition, the company has named Jeremy Skule to the position of Senior Vice President and Chief Marketing Officer, reporting directly to Mr. Greifeld. Mr. Skule joined NASDAQ OMX in October 2012 as Senior Vice President of Global Marketing and Communications.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade -

from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 23 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.99+% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (www.facebook.com/NASDAQ) and Twitter (www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX’s Global Data Products and Global Index businesses and other businesses, products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

NDAQG

CONTACT:	NASDAQ OMX Media Contact:
Joseph Christinat
+1.646.441.5121
Joseph.Christinat@NASDAQOMX.Com

NASDAQ OMX Investor Relations Contact:
John Sweeney
+1.212.401.8737
John.Sweeney@NASDAQOMX.Com